UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2005

Critical Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50767	04-3523569
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 402-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2005, Critical Therapeutics, Inc. (the “Company”) entered into Securities Purchase Agreements (collectively, the “Purchase Agreements”) with institutional and other accredited investors (the “Purchasers”) to sell an aggregate of 9,945,261 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $5.48 per share, together with warrants (the “Warrants”) to purchase an aggregate of 3,480,842 shares (the “Warrant Shares”) of Common Stock (the “Private Placement”).

The Warrants will be issued upon the closing of the Private Placement pursuant to a Warrant Agreement to be entered into between the Company and Mellon Investor Services LLC, as Warrant Agent. The Warrants will be exercisable until June 6, 2010 (the “Expiration Date”) at an exercise price of $6.58 per share. In addition, the Warrants will be exercisable on a cashless basis until and including the Expiration Date.

The Company and the Purchasers have agreed that the Private Placement will close as soon as practicable, but in no event later than June 20, 2005, or on such later date as the Company and the Purchasers may agree, subject to customary closing conditions.

Pursuant to the Purchase Agreements, the Company agreed, as promptly as reasonably practicable after the closing of the Private Placement, to take all actions reasonably necessary to provide for the election of Dr. James B. Tananbaum to the Board of Directors of the Company as a Class II Director. Dr. Tananbaum is a Managing Member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P., which has agreed to purchase 2,281,022 shares of Common Stock and Warrants to purchase 798,358 shares of Common Stock in the Private Placement.

The Purchasers in the Private Placement include existing stockholders of the Company and affiliated entities. Funds managed by Advanced Technology Ventures agreed to purchase 1,277,373 shares of Common Stock and Warrants to purchase 447,081 shares of Common Stock in the Private Placement. Jean George, a member of the Company’s Board of Directors, is also a General Partner of Advanced Technology Ventures. HealthCare Ventures VII, L.P. agreed to purchase 1,094,891 shares of Common Stock and Warrants to purchase 383,212 shares of Common Stock in the Private Placement. Christopher Mirabelli, Ph.D., a member of the Company’s Board of Directors, is also a General Partner of HealthCare Partners VII, L.P., the general partner of HealthCare Ventures VII, L.P. Funds managed by MPM Asset Management LLC agreed to purchase 547,446 shares of Common Stock and Warrants to purchase 191,606 shares of Common Stock in the Private Placement. Nicholas Galakatos, Ph.D., a member of the Company’s Board of Directors, is also a General Partner of MPM Capital, L.P., which is affiliated with each of the funds managed by MPM Asset Management LLC. These existing investors and affiliated entities are participating in the Private Placement on the same terms as the other Purchasers. The Finance Committee of the Company’s Board of Directors, which is comprised solely of independent members of the Board of Directors having no financial interests in the transactions contemplated by the Private Placement, approved the final terms of the Private Placement and the participation of these existing investors and affiliated entities.

Pursuant to the Purchase Agreements, the Company agreed to file a Registration Statement with the Securities and Exchange Commission (the “Commission”) within 30 days of the closing of the Private Placement to register the resale of the Shares and the Warrant Shares. The Company also agreed to use its reasonable best efforts to have the Registration Statement declared effective within 60 days after the closing of the Private Placement if the Registration Statement receives no Commission review or 90 days after the closing of the Private Placement if the Registration Statement receives Commission review. If the Registration Statement is not filed with the Commission or is not declared effective by the applicable required date, then the Company has agreed to pay each Purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each such Purchaser in the Private Placement for each day until the Registration Statement is either filed with the Commission or declared effective, as the case may be, subject to the aggregate limit on liquidated damages described below. In addition, the Company agreed to use its reasonable best efforts to keep the Registration Statement effective until the earlier of two years after the effective date of the Registration Statement, the date on which the Shares and the Warrant Shares become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect, or such time as all the Shares and the Warrant Shares have been sold by the Purchasers. If, after the Registration Statement is declared effective, the Company suspends the use of the Registration Statement by the Purchasers for the resale of the Shares, the Company has agreed to pay each Purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each such purchaser in the Private Placement for each day that the use of the Registration Statement is suspended in excess of 60 consecutive days or 90 days in the aggregate in any 12-month period, subject to the aggregate limit on liquidated damages described below. Under the Purchase Agreements, the maximum aggregate amount of liquidated damages payable to each Purchaser is limited to 10% of the purchase price paid by each such Purchaser in the Private Placement.

The foregoing summary of the terms of the Purchase Agreements is subject to, and qualified in its entirety by, the form of Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Company expects the Private Placement of the Shares and the Warrants to result in gross proceeds to the Company of approximately $54.5 million before deducting fees payable to placement agents and other transaction expenses payable by the Company.

The Company agreed to pay aggregate commissions of approximately $2.8 million to the placement agents for the Private Placement. In addition, the Company agreed to reimburse the placement agents for their reasonable out of pocket expenses incurred in connection with the Private Placement.

The Shares and the Warrants were offered and are to be sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Shares and the Warrants and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On June 7, 2005, the Company announced that it had entered into the Purchase Agreements for the sale of the Shares and the Warrants in the Private Placement. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2005	CRITICAL THERAPEUTICS, INC.

	By:	/s/ Frank E. Thomas

Frank E. Thomas
Chief Financial Officer, Senior Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Securities Purchase Agreement between Critical Therapeutics, Inc. and each Purchaser, dated June 6, 2005.

99.2	Press Release of Critical Therapeutics, Inc., dated June 7, 2005.